ANNEX G


                          THE SEIBELS BRUCE GROUP, INC.

                  1995 STOCK OPTION PLAN FOR INDEPENDENT AGENTS

                                    ARTICLE 1
                                     Purpose

         1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging independent agents to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to place profitable insurance policies with subsidiaries of the Company, and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting, retaining and compensating independent agents of outstanding quality.

         1.2 Intended Tax Effects of Options. It is intended that the tax effects of any NQSO (as hereinafter defined) granted hereunder should be determined under Code '83.

                                    ARTICLE 2
                                   Definitions

         The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

         2.1 1933 Act shall mean the Securities Act of 1933, as amended.

         2.2 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         2.3 Beneficiary shall mean, with respect to an Optionee, the individual or individuals to whom the Optionee's option shall be transferred upon the Optionee's death (i.e., the Optionee's Beneficiary).

                  (a) Designation of Beneficiary. An Optionee's Beneficiary shall be the individual who is last designated in writing by the Optionee as such Optionee's Beneficiary hereunder. An optionee shall designate his or her original Beneficiary in writing on his or her Option Agreement. Any subsequent modification of the Optionee's Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee's sole discretion.

                  (b) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living


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         at the time of the Optionee's  death,  then the Optionee's  Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or members of such class surviving or in existence as of the Optionee's death, and in the absence thereof, the Optionee's estate: (A) the Optionee's surviving spouse; or (B) the Optionee's then living lineal descendants, per stirpes.

                  (c) Designation of Multiple Beneficiaries. An optionee may not designate more than one individual as a Beneficiary. To the extent that a designation purports to designate more than one individual as a Beneficiary, the designation shall be null and void.

                  (d) Contingent Beneficiaries. An Optionee may designate a contingent Beneficiary to receive the Optionee's option in the event that the Optionee's original Beneficiary should predecease the
         Optionee; otherwise, in the event a Beneficiary predeceases the optionee, then the individual or individuals specified in subsection
         (b) above shall be the Optionee's Beneficiary.

         2.4 Board shall mean the Board of Directors of the Company.

         2.5 Code shall mean the Internal Revenue Code of 1986, as amended.

         2.6 Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below.

         2.7 Common Stock shall mean the common stock, par value $1.00 per share, of the Company.

         2.8 Company shall mean The Seibels Bruce Group, Inc., and shall also mean any parent or subsidiary corporation of The Seibels Bruce Group, Inc. unless the context clearly indicates otherwise.

         2.9 Director shall mean an individual who is serving as a member of the Board (i.e., a director of the Company).

         2.10 Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

         2.11 Effective Date shall mean the date on which this Plan is adopted by the Board. See Article 9 herein.

         2.12  Fair  Market   Value  of  the  Common  Stock  as  of  a  date  of
determination shall mean the following:

                  (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities


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         exchange or National Market System on the date of determination. If the
         Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

                  (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

                  (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

         2.13 NQSO shall mean an option to which Code sec. 421 (relating generally to certain incentive stock options) does not apply.


         2.14 Option shall mean NQSO's granted to individuals pursuant to the terms and provisions of this Plan.

         2.15 Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

         2.16 Option Price shall mean the purchase price of the shares of Common Stock underlying an option.

         2.17 Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

         2.18 Person shall mean any individual, organization, corporation, partnership or other entity.


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         2.19 Plan shall mean this The  Seibels  Bruce  Group,  Inc.  1995 Stock option Plan for Independent Agents.

         2.20 Retirement shall mean, with respect to an Optionee, the earliest of:

                  (a)      the date on which the optionee attains age 65;

                  (b) the date on which the Optionee attains age 60 and completes 20 Years of Vesting Service; or

                  (c) the date on which the Optionee completes 25 Years of Vesting service.

For purposes of this Section, the term Years of Vesting Service shall have the meaning given such term in the Seibels, Bruce & Company Employees Profit Sharing and Savings Plan, as executed on June 30th, 1992.

                                    ARTICLE 3
                                 Administration

         3.1 General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of thc Plan, all of which determinations shall be final, binding and conclusive.

         3.2 Appointment. The Board shall appoint the Committee from among the company's management staff to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more members.

         3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

         3.4 Indemnification. In addition to such other rights of indemnification as they have as officers or employees or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any


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of them may be a party by reason of any action  taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or
certificate  of   incorporation  or  the  bylaws  of  the  Company  relating  to indemnification of officers or employees) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

                                    ARTICLE 4
                                      Stock

         The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to options under the Plan.

                                    ARTICLE 5
                   Eligibility to Receive and Grant of Options

         5.1 Individuals Eligible for Grants of Options. The individuals eligible to receive options hereunder shall be principles of any independent agencies who have contracted with the Company or its subsidiaries, including such individuals who are also members of the board of directors of any parent or subsidiary corporation of the Company; provided, however, no grants of options hereunder shall be made to any Person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security of the Company, who is a Director or who is an officer of the Company. The preceding sentence shall be interpreted so that no grant of any Options hereunder shall result in the application of Section 16 of the 1934 Act to such grant.

         5.2 Grants of Options. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Options under the Plan pursuant to Section 5.1 above) to whom Options will actually be granted, the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon), and the time or times at which Options shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals to whom Options may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee and the number of shares of stock subject to such Option. The Committee may grant, at any time, new options to an


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Optionee who previously has received Options, whether such options include prior options that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Options. No individual shall have any claim or right to be granted Options under the Plan.

                                    ARTICLE 6
                         Terms and Conditions of Options

         Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

         6.1 Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

         6.2 Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

         6.3 Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option as are specified in the Optionee's Option Agreement, and the Committee shall have the authority in its sole discretion to prescribe the extent to which the Option shall become exercisable in such Option Agreement. If an Optionee ceases to perform any services under an agency contract with the Company or the Optionee's agency contract with the Company terminates, and any non-vested options exist at such time of cessation or termination, his rights with regard to all such non-vested options shall cease immediately, and his rights with regard to all vested Options shall be governed by Section 6.9 below. If an optionee dies while engaged in performing services for the Company, then any Options previously granted to optionee shall become immediately vested and exercisable for 100% of the shares subject to the options.

         6.4 Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the option is granted. Upon execution of an Option Agreement by both the Company and optionee, the date as of which the Committee granted the Option as specified in the Option Agreement shall be considered the date on which such Option is granted.

         6.5 Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exetoisable after ten years from the date the Option is granted. No Option shall be granted hereunder after ten years from the date the Plan is adopted by the Board.


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         6.6 Terms of  Exercise.  The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 25 shares or (ii) the total remaining shares subject to the Option, if such total is less than 25 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

         6.7 Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.


         6.8 Medium and Time of Payment. The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be in cash.


         6.9 Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been performing services for the Company from the date of the granting of the Option until the date of exercise.

                  (a) Termination of Service. In the event an Optionee ceases to be perform services for the Company for any reason other than death or Disability or Retirement, any option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, or (ii) the date of termination of service. Prior to the earlier of the dates specified in the preceding sentence of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of exercise. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

                  (b) Disability or Retirement. Upon the termination of an Optionee's service due to Disability or Retirement, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) five years after the date on which such Optionee ceases to be performing services for the Company due to Disability or Retirement; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's service ceases due to Disability or Retirement.

                  (c) Death. In the event of the death of the Optionee while he is performing services for the Company, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by his Beneficiary at any time prior to the expiration of five years from the date of death of such Optionee, but in no event later than the date of expiration of the option period. In the event of the death of the Optionee within five years after the date on which such Optionee ceased performing services for the Company due to his Disability or Retirement as provided in subsection (b), any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by his Beneficiary at any time prior to the expiration of two years from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

         6.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by transfer to a Beneficiary upon the death of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the optionee's Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

         6.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.


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         6.12 No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         6.13 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

                                    ARTICLE 7
                   Adjustments Upon Changes in Capitalization

         7.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

                  (a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

                  (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

                  (c) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

         7.2 Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee, in its discretion, may declare that:

                  (a) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

                  (b) any or all outstanding Options granted hereunder shall becOme immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

                  (c) any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days notice to the Optionees to whom such Options have been granted.

         7.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

         7.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

                                    ARTICLE 8
                Agreement by Optionee and Securities Registration

         8.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

                  The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state] [and] [are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation]. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable


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                  securities  laws or  regulations  of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the
                  Corporation   of  a  favorable   opinion  of  counsel  or  the
                  submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer 'will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or
                  regulations   thereunder.   Any  aflempted  transfer  of  this
                  certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee who is not an "affiliate," as that terrn is defined in Rule 144 of the 1933 Act, or who ceases to be an "affiliate," or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Commiflee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

         8.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted herernder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on NASDAQ at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.

                                    ARTICLE 9
                                 Effective Date

         The Plan shall be effective as of the Effective Date, and no Options shall be granted hereunder prior to said date.

                                   ARTICLE 10
                            Amendment and Termination

         10.1 Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to termrnate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

         10.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, no addition, amendment, modification, repeal, suspension or termination shall


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adversely  affect,  in any way, the rights of the Optionees who have outstanding
Options without the consent of such Optionees.

                                   ARTICLE 11
                            Miscellaneous Provisions

         11.1 Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be issued for general corporate purposes.

         11.2 Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

         11.3 Term of Plan. Subject to the terms of Article 10, the Plan shall terminate upon the later of(i) the complete exercise or lapse of the last outstanding Stock Right, or (ii) the last date upon which Options may be granted hereunder.

         11.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

         11.5 Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable.

         11.6 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

         11.7 Gender and Number. Wherever applicable, the masculine pronoun shall include the definine pronoun, and the singular shall include the plural.

         11.8 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

         11.9 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

         11.10 No Rights to Continued Service. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services with the Companyor any parent or subsidiary corporation of the Company.

         11.11 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a

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sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

                               ADOPTED BY BOARD OF DIRECTORS ON JANUARY 30, 1996


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